Exhibit 5.1

FORTIS LAW PARTNERS LLC

November 15, 2013

Advanced Emissions Solutions, Inc.

9135 S. Ridgeline Blvd., Suite 200

Highlands Ranch, Colorado 80129

Re:	Advanced Emissions Solutions, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”) and the successor issuer of ADA-ES, Inc., a Colorado corporation and wholly owned subsidiary of the Company (“ADA”), in connection with the offering and sale by the Company of up to 690,000 shares of common stock, $0.001 par value, of the Company (the “Shares”), which includes up to 90,000 shares subject to the underwriters’ over-allotment option, as described in the Registration Statement on Form S-3, as amended, File No. 333-171936 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

In connection with rendering this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of rendering our opinion, including without limitation the following:

1.	the Registration Statement;

2.	the Second Amended and Restated Certificate of Incorporation of the Company;

3.	the Bylaws of the Company;

4.	the form of underwriting agreement to be executed by the Company and Cowen and Company, LLC, as the representative of the several underwriters named therein, dated as of November 15, 2013 (the “Underwriting Agreement”), filed as Exhibit 1.1 to the Registration Statement;

5.	documents evidencing the actions of the Board of Directors of the Company and the pricing committee thereof relating to the Registration Statement and transactions contemplated by the Underwriting Agreement; and

6.	a form of the share certificate representing the common stock of the Company.

1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 : Fax. 303.295.9701 : www.fortislawpartners.com

Advanced Emissions Solutions, Inc.

November 15, 2013

In rendering this opinion, we have: (a) assumed without verification (i) the genuineness of all signatures on all documents reviewed by us, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied upon (i) representations, statements and certificates of public officials and others and (ii) statements, representations and certificates of officers and representatives of the Company as to matters of fact.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable according to the corporate laws of the State of Delaware, including all applicable statutory provisions of the Delaware General Corporation Law, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than to the corporate laws of the State of Delaware referred to above. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdiction.

Very truly yours,

/s/ Fortis Law Partners
Fortis Law Partners LLC

1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 : Fax. 303.295.9701 : www.fortislawpartners.com